Exhibit 21.1

                       LIST OF SUBSIDIARIES OF THE COMPANY

General Bearing Ball & Roller
44 High Street
West Nyack, NY 10994

Jiangsu General Ball & Roller Co., Ltd.
80 Yuejin (E) Road
Rugao City, Jiangsu 226500
China

NN General, LLC
44 High Street
West Nyack, NY 10994

Ningbo General Bearing Company, Ltd.
Xinxin Industrial District
Yuyao City, Ningbo 315400
China

Rockland Manufacturing Co.
44 High Street
West Nyack, NY 10994

Shanghai General Bearing Company, Ltd.
1201 Humin Road
Minhang, Shanghai 200240
China


                                       73